UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 25, 2010

The Spectranetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19711	84-0997049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9965 Federal Drive
Colorado Springs, Colorado 80921
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (719) 633-8333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the retirement of Mr. Emile J. Geisenheimer from his position as President and Chief Executive Officer of The Spectranetics Corporation, Mr. Geisenheimer has delivered to the Company a General Release effective as of November 25, 2010, a copy of which is filed as Exhibit 10.1 to the Form 8-K and incorporated by reference herein. In connection with Mr. Geisenheimer's retirement and release of claims, the Company has agreed to pay to Mr. Geisenheimer a lump sum payment of $517,500, equal to one-year's salary, which represents the amount payable under Section 5(c) of Mr. Geisenheimer's Employment Agreement. In addition, outstanding stock options held by Mr. Geisenheimer covering 140,279 shares of the Company's common stock became fully vested in accordance with their terms in connection with his termination of employment, resulting in non-cash stock compensation expense of $418,000. The total charge associated with this release agreement will be recorded in the quarter ended December 31, 2010.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1     General Release between The Spectranetics Corporation and Emile Geisenheimer, effective as of November 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPECTRANETICS CORPORATION
(registrant)

Date:	December 1, 2010	By:	/s/ Guy A. Childs
Guy A. Childs
Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.

10.1     General Release between The Spectranetics Corporation and Emile Geisenheimer, effective as of November 25, 2010.

4